--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                          SEPTEMBER 24, 1999

DATE OF EARLIEST EVENT REPORTED:         SEPTEMBER 10, 1999

                         MAGELLAN HEALTH SERVICES, INC.
                    ----------------------------------------

             (Exact name of registrant as specified in its charter)

          DELAWARE                        1-6639                       58-1076937
-----------------------------  -----------------------------  -----------------------------
(State or other jurisdiction     (Commission File Number)           (I.R.S. Employer
      of incorporation)                                            Identification No.)

   6950 COLUMBIA GATEWAY DRIVE, SUITE 400
             COLUMBIA, MARYLAND                               21046
---------------------------------------------  -----------------------------------
  (Address of principal executive offices)                 (Zip Code)

                                 (410) 953-1000
                                  ------------

              (Registrant's telephone number, including area code)

                            ------------------------

                                 NOT APPLICABLE
                               -----------------

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS

    This current report of the registrant ("Magellan" or the "Company") on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1998 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999. All forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

ITEM 2. DISPOSITION OF ASSETS

    On September 10, 1999, the Company consummated the transfer of assets and other interests pursuant to a Letter Agreement dated August 10, 1999 with Crescent Real Estate Equities ("Crescent"), Crescent Operating, Inc. ("COI") and Charter Behavioral Health Systems, LLC ("CBHS") that effects the Company's exit from its healthcare provider and healthcare franchising businesses (the "CBHS Transactions". The terms of the CBHS Transactions are summarized as follows:

HEALTHCARE PROVIDER INTERESTS

    - The Company redeemed 80% of its CBHS common interest and all of its CBHS preferred interest, leaving the Company with a 10% non-voting common interest in CBHS.

    - The Company has agreed to transfer to CBHS its interests in five of its six hospital-based joint ventures ("Provider JVs") and related real estate as soon as practicable, including net proceeds of approximately $9 million from the sale of Magellan's 75% ownership interest in Naperville Psychiatric Ventures on September 1, 1999.

    - The Company transferred to CBHS the right to receive approximately $7.1 million from Crescent for the sale of two psychiatric hospitals that were acquired by the Company (and leased to CBHS) in connection with CBHS' acquisition of certain businesses from Ramsey Healthcare, Inc. in fiscal 1998.

    - The Company forgave receivables due from CBHS of approximately $3.3 million for payments received by CBHS for patient services prior to the formation of CBHS on June 17, 1997. The receivables related primarily to patient stays that "straddled" the formation date of CBHS.

    - The Company will pay $2.0 million to CBHS in 12 equal monthly installments beginning on the first anniversary of the closing date.

    - CBHS will indemnify the Company for 20% of up to the first $50 million (i.e., $10 million) for expenses, liabilities and settlements related to government investigations for events that occurred prior to June 17, 1997 (the "CBHS Indemnification"). CBHS will be required to pay the Company a maximum of $500,000 per year under the CBHS Indemnification.

    - Crescent, COI, CBHS and Magellan have provided each other with mutual releases of claims among all of the parties with respect to the original transactions that effected the formation of CBHS and the operation of CBHS since June 17, 1997 with certain specified exceptions.

    - CBHS will have the right to require the Company to transfer certain other real estate and interests related to the healthcare provider business to CBHS within 30 days of closing.

HEALTHCARE FRANCHISING INTERESTS

    - The Company transferred its healthcare franchising interests to CBHS, which includes Charter Advantage, LLC, the Charter call center operation, the Charter name and related intellectual property. The Company has been released from performing any franchise services or incurring future franchising expenses.

    - The Company forgave prepaid Charter call center management fees of approximately $2.7 million.

    - The Company forgave unpaid franchise fees of approximately $115 million.

    The CBHS Transactions, together with the formal plan of disposal authorized by the Company's Board of Directors on September 2, 1999, represents the disposal of the Company's healthcare provider and healthcare franchising business segments under Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"). APB 30 requires that the results of continuing operations be reported separately from those of discontinued operations for all periods presented and that any gain or loss from disposal of a segment of a business be reported in conjunction with the related results of discontinued operations. Accordingly, the Company will be required to restate its results of operations for all prior periods. The Company expects to record an after-tax loss on disposal (primarily non-cash) of its healthcare provider and healthcare franchising business segments of approximately $42.0 to $48.0 million, in the fourth quarter of fiscal 1999.

ITEM 7. PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information for the Company is included herein:

1)  Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1999;

2) Unaudited Pro Forma Consolidated Statements of Operations for the fiscal years ended September 30, 1996, 1997 and 1998; and

3) Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 1998 and 1999.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The Unaudited Pro Forma Consolidated Financial Information set forth below is based on the historical presentation of the consolidated financial statements of Magellan, and the historical operating results of Human Affairs International, Incorporated ("HAI"), Allied Health Services, Inc. and certain of its affiliates ("Allied"), and Merit Behavioral Care Corporation ("Merit"). Certain reclassifications have been made to fiscal 1996, 1997 and 1998 amounts to conform to fiscal 1999 presentation.

    The Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1999, gives effect to the CBHS Transactions as if they occurred on June 30, 1999.

    The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended September 30, 1998, and for the nine months ended June 30, 1998 and 1999, give effect to the following events as if they had occurred on October 1, 1997:

    -  the HAI acquisition (as described below);

    -  the Allied acquisition (as described below);

    -  the Green Spring minority stockholder conversion (as described below);

    -  the Merit acquisition (as described below);

    -  The Europe sale (as described below); and

    -  the CBHS Transactions

    The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal years ended September 30, 1996 and 1997 presents the impact of separately reporting continuing operations and discontinued operations as a result of the CBHS Transactions.

    The Unaudited Pro Forma Consolidated Financial Information does not purport to be indicative of the results that actually would have been obtained if the operations had been conducted as presented and they are not necessarily indicative of operating results to be expected in future periods. Additionally, due to the ongoing integration of the Company's managed healthcare businesses and other factors, the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended June 30, 1998 and 1999, are not necessarily proportional to nor indicative of the pro forma results expected for a full year.

    The Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended September 30, 1998, excludes approximately $35.0 million to $40.0 million of annual cost savings that the Company has achieved as a result of the Integration Plan (as defined). The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended September 30, 1998, and for the nine months ended June 30, 1998 and 1999, also exclude managed care integration costs of $17.0 million, $12.3 million and $4.4 million, respectively, that were directly attributable to the HAI, Allied and Merit acquisitions. The Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended September 30, 1997 excludes the non-recurring loss on Crescent Transactions. The Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended September 30, 1998, and for the nine months ended June 30, 1998 excludes the extraordinary loss on early extinguishments of debt that was a direct result of the Merit acquisition. The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended June 30, 1999 excludes the non-recurring gain attributable to the Europe sale.

    The Unaudited Pro Forma Consolidated Financial Information and notes thereto should be read in conjunction with the historical consolidated financial statements and notes thereto of Magellan, and Management's Discussion and Analysis of Financial Condition and Results of Operations that appear in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1998, filed on March 30, 1999, and in the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 1999, filed on August 16, 1999, which are incorporated herein by reference; the historical consolidated financial statements and notes thereto of Merit, which appear in the Company's current report on Form 8-K/A, filed on October 28, 1998; and the historical consolidated financial statements and notes thereto of HAI, which appear in the Company's current report on Form 8-K, filed on December 17, 1997.

    The following is a description of each of the transactions (other than the CBHS Transactions which are described elsewhere herein) that are reflected in the pro forma presentation:

    HAI ACQUISITION. On December 4, 1997, the Company consummated the purchase of HAI, formerly a unit of Aetna US Healthcare, Inc. ("Aetna"), for approximately $122.1 million. At the time of the HAI acquisition, HAI managed the care of approximately 16.3 million covered lives, primarily through employee assistance programs and other managed behavioral healthcare plans. The Company funded the acquisition of HAI with cash on hand and accounted for the acquisition of HAI using the purchase method of accounting. The Company may be required to make additional contingent payments of up to $60.0 million annually to Aetna over the five-year period subsequent to closing. The maximum aggregate amount of contingent payments is $300.0 million. The amount and timing of the payments will be contingent upon net increases in the number of HAI's covered lives in specified products. The Company is obligated to make contingent payments under two separate calculations. Under the first calculation, the amount and timing of the contingent payments will be based on growth in the number of lives covered by certain HAI products during the next five years. The Company may be required to make contingent payments of up to $25.0 million per year for each of the five years following the HAI acquisition depending on the net annual growth in the number of lives covered by such products. The amount to be paid per incremental covered life decreases during the five-year term of the Company's contingent payment obligation. Under the second calculation, the Company may be required to make contingent payments of up to $35.0 million per year for each of five years based on the net cumulative growth in the number of lives covered by certain other HAI products. Aetna will receive a specified amount per net incremental life covered by such products. The amount to be paid per incremental covered life increases with the number of incremental covered lives. The Company would record additional consideration paid or payable to Aetna under the above calculations as goodwill and identifiable intangible assets.

    On March 26, 1999, the Company paid Aetna $60.0 million of additional consideration for the purchase of HAI under the above calculations with respect to the first contract year after closing. The amount was accounted for as additional goodwill and identifiable intangible assets.

    ALLIED ACQUISITION. On December 5, 1997, the Company purchased Allied for approximately $70.0 million, excluding transaction costs, and accounted for the Allied acquisition using the purchase method of accounting. The purchase price the Company originally paid for Allied was funded from cash on hand and consisted of a $50.0 million payment to the former owners of Allied and a $20.0 million deposit into an interest-bearing escrow account (the "Allied Escrow Deposit"). The Company was required to pay up to $60.0 million, including the Allied Escrow Deposit, during the three years following the closing of the Allied acquisition if Allied's performance exceeded certain earnings targets.

    During the quarter ended December 31, 1998, the Company and the former owners of Allied amended the Allied purchase agreement (the "Allied Amendments"). The Allied Amendments resulted in the following changes to the original terms of the Allied purchase agreement:

    - The Allied Escrow Deposit and all interest accrued thereon was returned to the Company;

    - The Company paid the former owners of Allied $4.5 million of additional consideration for the purchase of Allied. This additional consideration was accounted for as additional goodwill; and

    - The Company capped future obligations with respect to additional contingent payments for the purchase of Allied at $3.0 million. The earnings targets which must be met by Allied for this amount to be paid were increased.

    Allied provides specialty risk-based products and administrative services to a variety of insurance companies and other customers. Allied's services cover approximately three million aggregate lives through physician networks across the eastern United States. Allied's networks include physicians specializing in cardiology, oncology and diabetes.

    GREEN SPRING MINORITY STOCKHOLDER CONVERSION. The minority stockholders of Green Spring Health Services, Inc. ("Green Spring") converted their interests in Green Spring into an aggregate of 2,831,516 shares of the Company's common stock with an aggregate value of $63.5 million during January 1998. As a result of the Green Spring minority stockholder conversion, the Company owns 100% of Green Spring. The Company accounted for the Green Spring minority stockholder conversion as a purchase of minority interest at the fair value of the consideration paid.

    MERIT ACQUISITION. On February 12, 1998, the Company acquired all of the outstanding stock of Merit for approximately $448.9 million in cash plus the repayment of Merit's debt. The Company accounted for the Merit acquisition using the purchase method of accounting. At the time of the Merit acquisition, Merit managed behavioral healthcare programs for approximately 21.6 million covered lives across all segments of the healthcare industry, including HMO's, Blue Cross/Blue Shield organizations and other insurance companies, employers and labor unions, federal, state and local government agencies, and various state Medicaid programs. In connection with the consummation of the Merit acquisition, the Company consummated certain related transactions as follows: (i) the Company terminated its existing credit agreement (the "Magellan Existing Credit Agreement"); (ii) the Company repaid all loans outstanding pursuant to and terminated Merit's existing credit agreement (the "Merit Existing Credit Agreement"); (iii) the Company completed a tender offer for its 11 1/4% Series A Senior Subordinated Notes due 2004 (the "Magellan Outstanding Notes"); (iv) Merit completed a tender offer for its 11 1/2% Senior Subordinated Notes due 2005 (the "Merit Outstanding Notes"); (v) the Company entered into a new senior secured bank credit agreement (the "Credit Agreement") providing for credit facilities of $700.0 million; and (vi) the Company issued its 9% Series A Senior Subordinated Notes due 2008 (the "Notes") pursuant to an indenture, dated February 12, 1998, between the Company and Marine Midland Bank, as Trustee (the "Indenture"). The Credit Agreement provides for (a) a term loan facility in an aggregate principal amount of $550.0 million (the "Term Loan Facility"), consisting of three separately maturing $183.3 million tranches with different interest rates (London inter-bank offered rate ("LIBOR") plus 2.25%, 2.50% or 2.75%) and (b) a revolving credit facility providing for revolving loans to the Company and the "Subsidiary Borrowers" (as defined therein) and the issuance of letters of credit for the account of the Company and the Subsidiary Borrowers in an aggregate principal amount (including the aggregate stated amount of letters of credit) of $150.0 million (the "Revolving Facility").

    The following table sets forth the sources and uses of funds for the Merit acquisition (in thousands):

Sources:
Cash and cash equivalents...........................................................................  $     59,290
Credit Agreement:
  Revolving Facility (1)............................................................................        20,000
  Term Loan Facility................................................................................       550,000
The Notes...........................................................................................       625,000
                                                                                                      ------------
  Total sources.....................................................................................  $  1,254,290
                                                                                                      ------------
                                                                                                      ------------
Uses:
Cash paid to Merit Shareholders.....................................................................  $    448,867
Repayment of Merit Existing Credit Agreement (2)....................................................       196,357
Purchase of the Magellan Outstanding Notes (3)......................................................       432,102
Purchase of Merit Outstanding Notes (4).............................................................       121,651
Transaction costs (5)...............................................................................        55,313
                                                                                                      ------------
  Total uses........................................................................................  $  1,254,290
                                                                                                      ------------
                                                                                                      ------------

------------------------

(1) The Revolving Facility provides for borrowings of up to $150.0 million. At February 12, 1998, the Company had approximately $112.5 million available for borrowing pursuant to the Revolving Facility, excluding approximately $17.5 million of availability reserved for certain letters of credit.

(2) Includes principal amount of $193.6 million and accrued interest of $2.7 million.

(3) Includes principal amount of $375.0 million, tender premium of $43.4 million and accrued interest of $13.7 million.

(4) Includes principal amount of $100.0 million, tender premium of $18.9 million and accrued interest of $2.8 million.

(5) Transaction costs include, among other things, expenses associated with the tender offers for the Magellan Outstanding Notes and the Merit Outstanding Notes, the Notes offering, the Merit acquisition and the Credit Agreement

    By virtue of acquiring Merit, the Company may be required to make certain contingent payments to the former shareholders of CMG Health, Inc. ("CMG"), based on the performance of three CMG customer contracts. CMG was acquired by Merit in September, 1997. Such contingent payments are subject to an aggregate maximum of $23.5 million. The Company has initiated legal proceedings against certain former owners of CMG with respect to representations made by such former owners in conjunction with Merit's acquisition of CMG. Whether any contingent payments will be made to the former shareholders of CMG and the amount and timing of contingent payments, if any, are subject to the outcome of these proceedings.

    EUROPE SALE. On April 9, 1999, the Company sold its European psychiatric provider operations to Investment AB Bure of Sweden for approximately $57.0 million (before transaction costs of approximately $2.5 million). The sale resulted in a non-recurring gain of approximately $23.9 million before provision for income taxes.

    The Company used approximately $38.2 million of the net sale proceeds to make mandatory unscheduled principal payments on indebtedness outstanding under the Term Loan Facility. The remaining proceeds were used to reduce borrowings outstanding under the Revolving Facility.

    DISCONTINUED OPERATIONS. The historical financial information for the impact of the CBHS Transactions is presented under the column entitled "Discontinued Operations" in the Unaudited Pro Forma Consolidated Financial Statements. The Unaudited Pro Forma Statements of Operations for the fiscal year ended September 30, 1996, 1997 and 1998 and the nine months ended June 30, 1998 and 1999 effects for the restatement necessary to separately report discontinued operations as required by APB 30. The Unaudited Pro Forma Balance Sheet at June 30, 1999 assigns no value to the Company's remaining 10% common ownership interest in CBHS and assumes that the Provider JVs and certain other real estate and interests were transferred to CBHS, effective June 30, 1999.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1999

                                 (IN THOUSANDS)

                                                             MAGELLAN    DISCONTINUED    PRO FORMA
                                                           AS REPORTED   OPERATIONS     ADJUSTMENTS
                                                           ------------  -----------   -------------
ASSETS
Cash and cash equivalents................................    $   40,307    $ (2,917)    $ (3,000)(1)
                                                                                          (6,778)(2)
                                                                                          (3,344)(3)
Accounts receivable, net.................................       156,349      (6,188)          --
Restricted cash and investments..........................       111,882          --           --
Other current assets.....................................        24,634      (3,555)          --
                                                           ------------  -----------   -------------
    Total current assets.................................       333,172     (12,660)     (13,122)
Assets restricted for settlement of unpaid claims and
  other liabilities......................................        28,751          --           --
Property and equipment, net..............................       137,314     (21,223)      (2,150)(3)
Deferred income taxes....................................        85,767          --       29,536(6)
Investments in unconsolidated subsidiaries...............        38,174     (17,644)      (1,016)(3)
Other long-term assets...................................        21,172      (9,336)          --
Goodwill, net............................................     1,066,787      (4,246)          --
Other intangible assets, net.............................       152,336          --           --
                                                           ------------  -----------   -------------
    Total assets.........................................    $1,863,473    $(65,109)    $ 13,248
                                                           ------------  -----------   -------------
                                                           ------------  -----------   -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.........................................    $   22,182    $ (1,892)    $     --
Accrued liabilities......................................       213,591      (2,065)      (6,778)(2)
                                                                                            (110)(3)
                                                                                           8,000(4)
Medical claims payable...................................       218,915          --           --
Income taxes payable.....................................           200          --           --
Current maturities of long-term debt and capital lease
  obligations............................................        31,260          --           --
                                                           ------------  -----------   -------------
    Total current liabilities............................       486,148      (3,957)       1,112
Long-term debt and capital lease obligations.............     1,102,184          --       (6,400)(3)
Reserve for unpaid claims................................        21,366          --           --
Deferred credits and other long-term liabilities.........        31,435          --        2,000(5)
Minority interest........................................         1,955        (312)          --
Commitments and contingencies
Stockholders' equity:
  Common stock...........................................         8,516          --           --
  Additional paid-in capital.............................       350,774     (60,840)      60,840(6)
  Accumulated deficit....................................      (119,601)         --       (3,000)(1)
                                                                                          (2,000)(5)
                                                                                          (8,000)(4)
                                                                                         (31,304)(6)
  Warrants outstanding...................................        25,050          --           --
  Common stock in treasury...............................       (44,309)         --           --
  Cumulative foreign currency adjustments................           (45)         --           --
                                                           ------------  -----------   -------------
                                                                220,385     (60,840)      16,536
                                                           ------------  -----------   -------------
    Total liabilities and stockholders' equity...........    $1,863,473    $(65,109)    $ 13,248
                                                           ------------  -----------   -------------
                                                           ------------  -----------   -------------

                                                            PRO FORMA
                                                           CONSOLIDATED
                                                           ------------
ASSETS
Cash and cash equivalents................................   $   24,268

Accounts receivable, net.................................      150,161
Restricted cash and investments..........................      111,882
Other current assets.....................................       21,079
                                                           ------------
    Total current assets.................................      307,390
Assets restricted for settlement of unpaid claims and
  other liabilities......................................       28,751
Property and equipment, net..............................      113,941
Deferred income taxes....................................      115,303
Investments in unconsolidated subsidiaries...............       19,514
Other long-term assets...................................       11,836
Goodwill, net............................................    1,062,541
Other intangible assets, net.............................      152,336
                                                           ------------
    Total assets.........................................   $1,811,612
                                                           ------------
                                                           ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.........................................   $   20,290
Accrued liabilities......................................      212,638

Medical claims payable...................................      218,915
Income taxes payable.....................................          200
Current maturities of long-term debt and capital lease
  obligations............................................       31,260
                                                           ------------
    Total current liabilities............................      483,303
Long-term debt and capital lease obligations.............    1,095,784
Reserve for unpaid claims................................       21,366
Deferred credits and other long-term liabilities.........       33,435
Minority interest........................................        1,643
Commitments and contingencies
Stockholders' equity:
  Common stock...........................................        8,516
  Additional paid-in capital.............................      350,774
  Accumulated deficit....................................     (163,905)

  Warrants outstanding...................................       25,050
  Common stock in treasury...............................      (44,309)
  Cumulative foreign currency adjustments................          (45)
                                                           ------------
                                                               176,081
                                                           ------------
    Total liabilities and stockholders' equity...........   $1,811,612
                                                           ------------
                                                           ------------

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1996 AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         1996
                                                                        ---------------------------------------
                                                                         MAGELLAN    DISCONTINUED   PRO FORMA
                                                                        AS REPORTED   OPERATIONS   CONSOLIDATED
                                                                        -----------  ------------  ------------
Net revenue...........................................................   $1,347,284   $(1,044,711)  $  302,573
                                                                        -----------  ------------  ------------

Salaries, cost of care and other operating expenses...................   1,145,915      (846,060)      299,855
Equity in loss of unconsolidated subsidiaries.........................       2,005            --         2,005
Depreciation and amortization.........................................      48,924       (34,634)       14,290
Interest, net.........................................................      48,017           567        48,584
Stock option expense..................................................         914            --           914
Special charges.......................................................      37,271       (36,050)        1,221
                                                                        -----------  ------------  ------------
                                                                         1,283,046      (916,177)      366,869
                                                                        -----------  ------------  ------------
Income (loss) before income taxes
  and minority interest...............................................      64,238      (128,534)      (64,296)
Provision for (benefit from) income taxes.............................      25,695       (51,414)      (25,719)
                                                                        -----------  ------------  ------------
Income (loss) before minority interest................................      38,543       (77,120)      (38,577)
Minority interest.....................................................       6,160        (1,629)        4,531
                                                                        -----------  ------------  ------------
Net income (loss).....................................................   $  32,383    $  (75,491)   $  (43,108)
                                                                        -----------  ------------  ------------
                                                                        -----------  ------------  ------------

Average number of common shares outstanding--basic....................      31,014                      31,014
                                                                        -----------                ------------
                                                                        -----------                ------------
Average number of common shares outstanding--diluted..................      31,596          (582) 15)      31,014
                                                                        -----------  ------------  ------------
                                                                        -----------  ------------  ------------
Net income (loss) per share--basic....................................   $    1.04                  $    (1.39)
                                                                        -----------                ------------
                                                                        -----------                ------------
Net income (loss) per share--diluted..................................   $    1.02                  $    (1.39)
                                                                        -----------                ------------
                                                                        -----------                ------------

                                                                                         1997
                                                                        ---------------------------------------
                                                                         MAGELLAN    DISCONTINUED   PRO FORMA
                                                                        AS REPORTED   OPERATIONS   CONSOLIDATED
                                                                        -----------  ------------  ------------
Net revenue...........................................................   $1,216,263   $ (752,391)   $  463,872
                                                                        -----------  ------------  ------------

Salaries, cost of care and other operating expenses...................   1,024,724      (586,252)      438,472
Equity in loss of unconsolidated subsidiaries.........................      13,689        (8,122)        5,567
Depreciation and amortization.........................................      44,861       (25,178)       19,683
Interest, net.........................................................      45,377         1,061        46,438
Stock option expense..................................................       4,292            --         4,292
Loss on Crescent Transactions.........................................      59,868       (59,868)           --
Special charges.......................................................         357          (357)           --
                                                                        -----------  ------------  ------------
                                                                         1,193,168      (678,716)      514,452
                                                                        -----------  ------------  ------------
Income (loss) before income taxes
  and minority interest...............................................      23,095       (73,675)      (50,580)
Provision for (benefit from) income taxes.............................       9,238       (29,471)      (20,233)
                                                                        -----------  ------------  ------------
Income (loss) before minority interest................................      13,857       (44,204)      (30,347)
Minority interest.....................................................       9,102        (2,246)        6,856
                                                                        -----------  ------------  ------------
Net income (loss).....................................................   $   4,755    $  (41,958)   $  (37,203)
                                                                        -----------  ------------  ------------
                                                                        -----------  ------------  ------------

Average number of common shares outstanding--basic....................      28,781                      28,781
                                                                        -----------                ------------
                                                                        -----------                ------------
Average number of common shares outstanding--diluted..................      29,474          (693) 15)      28,781
                                                                        -----------  ------------  ------------
                                                                        -----------  ------------  ------------
Net income (loss) per share--basic....................................   $    0.17                  $    (1.29)
                                                                        -----------                ------------
                                                                        -----------                ------------
Net income (loss) per share--diluted..................................   $    0.16                  $    (1.29)
                                                                        -----------                ------------
                                                                        -----------                ------------

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         MAGELLAN                                      EUROPE     PRO FORMA
                                                        AS REPORTED     HAI      ALLIED      MERIT      SALE     ADJUSTMENTS
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Net revenue...........................................   $1,499,659  $  19,528  $  21,299  $ 260,308  $ (29,922)  $  (2,143)(7)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Salaries, cost of care and other operating expenses...   1,299,458      15,031     21,422    241,084    (21,577)     (3,285)(8)
Equity in (earnings) loss of unconsolidated
  subsidiaries........................................      19,083          --         --     (2,322)        --          --
Depreciation and amortization.........................      54,885          34        100     16,159     (1,332)     (2,347)(9)
Interest, net.........................................      75,375        (256)       (92)     8,870         --      11,732(10)
Stock option expense..................................      (5,623)         --         --         --         --          --
Managed care integration costs........................      16,962          --         --         --         --     (16,962)(11)
Special charges.......................................         458          --         --      1,318         --       1,682(12)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
                                                         1,460,598      14,809     21,430    265,109    (22,909)     (9,180)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Income (loss) before income taxes and minority
  interest............................................      39,061       4,719       (131)    (4,801)    (7,013)      7,037
Provision for (benefit from) income taxes.............      20,033       1,879         --       (786)    (2,805)      4,490(13)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Income (loss) before minority interest................      19,028       2,840       (131)    (4,015)    (4,208)      2,547
Minority interest.....................................       5,296          --         --         --         --      (2,606)(14)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Net income (loss).....................................   $  13,732   $   2,840  $    (131) $  (4,015) $  (4,208)  $   5,153
                                                        -----------  ---------  ---------  ---------  ---------  -----------
                                                        -----------  ---------  ---------  ---------  ---------  -----------

Average number of common shares outstanding--basic....      30,784                                                      815(14)
                                                        -----------                                              -----------
                                                        -----------                                              -----------
Average number of common shares
  outstanding--diluted................................      31,198                                                      815(14)
                                                        -----------                                              -----------
                                                        -----------                                              -----------
Net income (loss) per share--basic....................   $    0.45
                                                        -----------
                                                        -----------
Net income (loss) per share--diluted..................   $    0.44
                                                        -----------
                                                        -----------

                                                         PRO FORMA   DISCONTINUED   PRO FORMA
                                                         COMBINED     OPERATIONS   CONSOLIDATED
                                                        -----------  ------------  ------------
Net revenue...........................................   $1,768,729   $ (158,959)   $1,609,770
                                                        -----------  ------------  ------------
Salaries, cost of care and other operating expenses...   1,552,133       (94,255)    1,457,878
Equity in (earnings) loss of unconsolidated
  subsidiaries........................................      16,761       (31,878)      (15,117)
Depreciation and amortization.........................      67,499        (4,289)       63,210
Interest, net.........................................      95,629         1,130        96,759
Stock option expense..................................      (5,623)           --        (5,623)
Managed care integration costs........................          --            --            --
Special charges.......................................       3,458        (3,458)           --
                                                        -----------  ------------  ------------
                                                         1,729,857      (132,750)    1,597,107
                                                        -----------  ------------  ------------
Income (loss) before income taxes and minority
  interest............................................      38,872       (26,209)       12,663
Provision for (benefit from) income taxes.............      22,811       (10,484)       12,327
                                                        -----------  ------------  ------------
Income (loss) before minority interest................      16,061       (15,725)          336
Minority interest.....................................       2,690        (1,202)        1,488
                                                        -----------  ------------  ------------
Net income (loss).....................................   $  13,371    $  (14,523)   $   (1,152)
                                                        -----------  ------------  ------------
                                                        -----------  ------------  ------------
Average number of common shares outstanding--basic....      31,599                      31,599
                                                        -----------                ------------
                                                        -----------                ------------
Average number of common shares
  outstanding--diluted................................      32,013          (414) 15)      31,599
                                                        -----------  ------------  ------------
                                                        -----------  ------------  ------------
Net income (loss) per share--basic....................   $    0.42                  $    (0.04)
                                                        -----------                ------------
                                                        -----------                ------------
Net income (loss) per share--diluted..................   $    0.42                  $    (0.04)
                                                        -----------                ------------
                                                        -----------                ------------

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         MAGELLAN                                      EUROPE     PRO FORMA
                                                        AS REPORTED     HAI      ALLIED      MERIT      SALE     ADJUSTMENTS
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Net revenue...........................................   $1,047,253  $  19,528  $  21,299  $ 260,308  $ (22,329)  $  (2,143)(7)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Salaries, cost of care and other operating expenses...     903,795      15,031     21,422    241,084    (16,126)     (3,285)(8)
Equity in (earnings) loss of unconsolidated
  subsidiaries........................................      16,905          --         --     (2,322)        --          --
Depreciation and amortization.........................      37,649          34        100     16,159       (982)     (2,347)(9)
Interest, net.........................................      49,336        (256)       (92)     8,870         --      12,831(10)
Stock option expense..................................      (3,527)         --         --         --         --          --
Managed care integration costs........................      12,314          --         --         --         --     (12,314)(11)
Special charges.......................................      (3,000)         --         --      1,318         --       1,682(12)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
                                                         1,013,472      14,809     21,430    265,109    (17,108)     (3,433)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
                                                                                                                 -----------
Income (loss) before income taxes and minority
  interest............................................      33,781       4,719       (131)    (4,801)    (5,221)      1,290
Provision for (benefit from) income taxes.............      15,972       1,879         --       (786)    (2,088)      2,192(13)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Income (loss) before minority interest................      17,809       2,840       (131)    (4,015)    (3,133)       (902)
Minority interest.....................................       5,063          --         --         --         --      (2,606)(14)
                                                        -----------  ---------  ---------  ---------  ---------  -----------
Net income (loss).....................................   $  12,746   $   2,840  $    (131) $  (4,015) $  (3,133)  $   1,704
                                                        -----------  ---------  ---------  ---------  ---------  -----------
                                                        -----------  ---------  ---------  ---------  ---------  -----------

Average number of common shares outstanding--basic....      30,505                                                    1,090(14)
                                                        -----------                                              -----------
                                                        -----------                                              -----------
Average number of common shares
  outstanding--diluted................................      31,099                                                    1,090(14)
                                                        -----------                                              -----------
                                                        -----------                                              -----------
Net income (loss) per share--basic....................   $    0.42
                                                        -----------
                                                        -----------
Net income (loss) per share--diluted..................   $    0.41
                                                        -----------
                                                        -----------

                                                         PRO FORMA   DISCONTINUED   PRO FORMA
                                                         COMBINED     OPERATIONS   CONSOLIDATED
                                                        -----------  ------------  ------------
Net revenue...........................................   $1,323,916   $ (128,173)   $1,195,743
                                                        -----------  ------------  ------------
Salaries, cost of care and other operating expenses...   1,161,921       (71,135)    1,090,786
Equity in (earnings) loss of unconsolidated
  subsidiaries........................................      14,583       (24,221)       (9,638)
Depreciation and amortization.........................      50,613        (3,284)       47,329
Interest, net.........................................      70,689           841        71,530
Stock option expense..................................      (3,527)           --        (3,527)
Managed care integration costs........................          --            --            --
Special charges.......................................          --            --            --
                                                        -----------  ------------  ------------
                                                         1,294,279       (97,799)    1,196,480
                                                        -----------  ------------  ------------

Income (loss) before income taxes and minority
  interest............................................      29,637       (30,374)         (737)
Provision for (benefit from) income taxes.............      17,169       (12,150)        5,019
                                                        -----------  ------------  ------------
Income (loss) before minority interest................      12,468       (18,224)       (5,756)
Minority interest.....................................       2,457          (976)        1,481
                                                        -----------  ------------  ------------
Net income (loss).....................................   $  10,011    $  (17,248)   $   (7,237)
                                                        -----------  ------------  ------------
                                                        -----------  ------------  ------------
Average number of common shares outstanding--basic....      31,595                      31,595
                                                        -----------                ------------
                                                        -----------                ------------
Average number of common shares
  outstanding--diluted................................      32,189          (594) 15)      31,595
                                                        -----------  ------------  ------------
                                                        -----------  ------------  ------------
Net income (loss) per share--basic....................   $    0.32                  $    (0.23)
                                                        -----------                ------------
                                                        -----------                ------------
Net income (loss) per share--diluted..................   $    0.31                  $    (0.23)
                                                        -----------                ------------
                                                        -----------                ------------

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       MAGELLAN     EUROPE     PRO FORMA    PRO FORMA
                                                                      AS REPORTED    SALE     ADJUSTMENTS   COMBINED
                                                                      -----------  ---------  -----------  -----------
Net revenue.........................................................   $1,447,169  $ (16,043)  $      --    $1,431,126
                                                                      -----------  ---------  -----------  -----------

Salaries, cost of care and other operating expenses.................   1,298,056     (11,887)         --    1,286,169
Equity in earnings of unconsolidated subsidiaries...................     (21,525)         --          --      (21,525)
Depreciation and amortization.......................................      57,603        (730)         --       56,873
Interest, net.......................................................      70,958          --      (2,092) 10)     68,866
Stock option expense................................................          18          --          --           18
Managed care integration costs......................................       4,391          --      (4,391) 11)         --
Gain on Europe Sale.................................................     (23,912)         --      23,912 (12         --
Special charges.....................................................       2,274          --      (1,374) 12)        900
                                                                      -----------  ---------  -----------  -----------
                                                                       1,387,863     (12,617)     16,055    1,391,301
                                                                      -----------  ---------  -----------  -----------
Income (loss) before income taxes
  and minority interest.............................................      59,306      (3,426)    (16,055)      39,825
Provision for (benefit from) income taxes...........................      29,113      (1,370)     (6,422) 13)     21,321
                                                                      -----------  ---------  -----------  -----------
Income (loss) before minority interest..............................      30,193      (2,056)     (9,633)      18,504
Minority interest...................................................         556          --          --          556
                                                                      -----------  ---------  -----------  -----------
Net income (loss)...................................................   $  29,637   $  (2,056)  $  (9,633)   $  17,948
                                                                      -----------  ---------  -----------  -----------
                                                                      -----------  ---------  -----------  -----------

Average number of common shares outstanding--basic..................      31,710                               31,710
                                                                      -----------                          -----------
                                                                      -----------                          -----------
Average number of common shares outstanding--diluted................      31,822                               31,822
                                                                      -----------                          -----------
                                                                      -----------                          -----------
Net income per share--basic.........................................   $    0.93                            $    0.57
                                                                      -----------                          -----------
                                                                      -----------                          -----------
Net income per share--diluted.......................................   $    0.93                            $    0.56
                                                                      -----------                          -----------
                                                                      -----------                          -----------

                                                                      DISCONTINUED    PRO FORMA
                                                                       OPERATIONS    CONSOLIDATED
                                                                      -------------  ------------
Net revenue.........................................................    $ (30,801)    $1,400,325
                                                                      -------------  ------------
Salaries, cost of care and other operating expenses.................      (38,069)     1,248,100
Equity in earnings of unconsolidated subsidiaries...................        3,284        (18,241)
Depreciation and amortization.......................................       (1,430)        55,443
Interest, net.......................................................           55         68,921
Stock option expense................................................           --             18
Managed care integration costs......................................           --             --
Gain on Europe Sale.................................................           --             --
Special charges.....................................................           --            900
                                                                      -------------  ------------
                                                                          (36,160)     1,355,141
                                                                      -------------  ------------
Income (loss) before income taxes
  and minority interest.............................................        5,359         45,184
Provision for (benefit from) income taxes...........................        2,144         23,465
                                                                      -------------  ------------
Income (loss) before minority interest..............................        3,215         21,719
Minority interest...................................................            9            565
                                                                      -------------  ------------
Net income (loss)...................................................    $   3,206     $   21,154
                                                                      -------------  ------------
                                                                      -------------  ------------
Average number of common shares outstanding--basic..................                      31,710
                                                                                     ------------
                                                                                     ------------
Average number of common shares outstanding--diluted................                      31,822
                                                                                     ------------
                                                                                     ------------
Net income per share--basic.........................................                  $     0.67
                                                                                     ------------
                                                                                     ------------
Net income per share--diluted.......................................                  $     0.66
                                                                                     ------------
                                                                                     ------------

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) Adjustments to cash and cash equivalents and accumulated deficit represent estimated transaction costs (primarily investment banking fees, legal fees and accounting fees) directly related to the CBHS Transactions.

(2) Adjustments to cash and cash equivalents and accrued liabilities represents the settlement of amounts due to CBHS pursuant to the Provider JV services agreements and other working capital matters.

(3) Adjustments to cash and cash equivalents, property and equipment, investment in unconsolidated subsidiaries, accrued liabilities and long-term debt represent the impact of the probable disposal of the Heights joint venture and related real estate, which was excluded from the CBHS Transactions.

(4) Adjustment to accrued liabilities and accumulated deficit represents the estimated losses that will be incurred subsequent to the APB 30 measurement date. The estimated losses relate primarily to (i) legal costs that will be incurred through the disposal date of the Provider JVs and (ii) incremental legal costs that will be incurred as a direct result of the CBHS Transactions.

(5) Adjustments to deferred credits and other long-term liabilities and accumulated deficit represents the amount payable to CBHS pursuant to the terms of the CBHS Transactions.

(6) Adjustments to additional paid-in capital, deferred income taxes and accumulated deficit represent elimination of the additional paid-in capital of the discontinued operations and the impact of the net loss from the CBHS Transactions.

    The pro forma loss from the CBHS Transactions is computed as follows:

Net assets transferred to CBHS.................................................  $  60,840
Payment to CBHS................................................................      2,000
Transaction costs..............................................................      3,000
Discontinued operations reserve................................................      8,000
                                                                                 ---------
Loss before income taxes.......................................................     73,840
Income tax benefit at 40%......................................................     29,536
                                                                                 ---------
Net loss.......................................................................  $  44,304
                                                                                 ---------
                                                                                 ---------

(7) Adjustment to net revenue for the fiscal year ended September 30, 1998, and the nine months June 30, 1998 represents a decrease in HAI revenue resulting from renegotiated contractual rates with Aetna as a direct result of the acquisition of HAI by the Company.

(8) Adjustment to salaries, cost of care and other operating expenses for the fiscal year ended September 30, 1998, and for the nine months ended June 30, 1998 represent the following (in thousands):

TRANSACTION                                      DESCRIPTION                                        AMOUNT
-----------  ------------------------------------------------------------------------------------  ---------

HAI          Elimination of Aetna overhead allocations...........................................  $  (2,044)

HAI          Bonus expense previously reflected in Aetna's financial statements..................        200

HAI          Costs absorbed by HAI previously incurred by Aetna including information technology,
             human resources and legal...........................................................        852

Allied       Reduction of shareholders'/executives' compensation to revised contractual level
             pursuant to the Allied purchase agreement...........................................       (197)

Allied       Reduction of certain consulting agreement costs to revised contractual level
             pursuant to the Allied purchase agreement...........................................       (203)

Merit        Presentation of Merit's capitalized start-up costs as other operating expenses to
             conform to the Company's accounting policies........................................        514

Merit        Salaries, benefits and other costs for duplicative CMG personnel and facilities that
             were eliminated as a direct result of Merit's acquisition of CMG....................     (2,224)

Merit        Elimination of fees paid by Merit to its former owner...............................       (183)
                                                                                                   ---------

                                                                                                   $  (3,285)
                                                                                                   ---------
                                                                                                   ---------

(9) Adjustments to depreciation and amortization for the fiscal year ended September 30, 1998, and for the nine months ended June 30, 1998 represent the following (in thousands):

TRANSACTION                                      DESCRIPTION                                        AMOUNT
-----------  ------------------------------------------------------------------------------------  ---------

HAI          Purchase price allocation (i).......................................................  $     633

Allied       Purchase price allocation (ii)......................................................        291

Merit        Purchase price allocation (iii).....................................................     (3,519)

GS           Additional amortization expense as a result of the Green Spring Minority Stockholder
             Conversion (iv).....................................................................        248
                                                                                                   ---------

                                                                                                   $  (2,347)
                                                                                                   ---------
                                                                                                   ---------

------------------------
    (i) Represents $4.0 million fair value of property and equipment depreciated over an estimated useful life of 5 years, $80.6 million of goodwill amortized over an estimated useful life of 40 years and $24.2 million estimated fair value of other intangible assets (primarily client lists) amortized over a weighted average estimated useful life of 21 years less historical depreciation and amortization.

    (ii) Represents $43.9 million of goodwill amortized over an estimated useful life of 40 years and $9.8 million estimated fair value of other intangible assets (primarily client lists and treatment protocols) amortized over an estimated useful life of 15 years less historical depreciation and amortization.

   (iii) Represents $36.7 million fair value of property and equipment depreciated over an estimated useful life of 4 years, $696.5 million of goodwill amortized over an estimated useful life of 40 years and $65.8 million estimated fair value of other intangible assets (primarily client lists) amortized over a weighted average estimated useful life of 10 years less historical depreciation and amortization.

    (iv) Represents $6.9 million of goodwill amortized over an estimated remaining useful life of 39 years and $13.6 million estimated fair value of client lists amortized over an estimated remaining useful life of 24 years.

    The Company may be required to make additional contingent payments to Aetna of up to $60.0 million annually during the five years following the consummation of the HAI acquisition for aggregate potential contingent payments of $300.0 million. These contingent payments would be recorded as goodwill and identifiable intangible assets, which would result in estimated additional annual amortization of $11.0 million to $13.0 million in future periods if all the contingent payments are made. The Company made the first such payment of $60.0 million to Aetna on March 26, 1999.

    The Company paid $4.5 million of additional consideration to the former owners of Allied during the three months ended December 31, 1998, and may also be required to make additional contingent payments to the former owners of Allied of up to $3.0 million under certain circumstances. The $4.5 million payment was recorded as goodwill, and the $3.0 million, if paid, would be recorded as goodwill as well. If both payments were made, estimated annual amortization would increase by approximately $0.2 million.

(10) Adjustments to interest, net, represent the following (in thousands):

                                                                   NINE MONTHS    NINE MONTHS
                                                        FISCAL        ENDED          ENDED
                                                         1998     JUNE 30, 1998  JUNE 30, 1999
                                                      ----------  -------------  -------------

Elimination of Merit historical interest expense....  $  (10,536) $     (10,536) $          --

Elimination of historical interest expense for the
  Magellan Outstanding Notes........................     (15,820)       (15,820)            --

Elimination of the Company's historical deferred
  financing cost amortization.......................        (914)          (914)            --

Term Loan Facility interest expense (i).............      17,016         17,016             --

Revolving Facility interest expense (i).............         600            600             --

Foregone interest income--cash utilized to fund the
  HAI, Allied and Merit acquisitions at 5.5% per
  annum.............................................       3,039          3,039             --

The Notes at 9.0% per annum.........................      21,094         21,094             --

Amortization of deferred financing costs of $35.6
  million over a weighted average life of 8.1
  years.............................................       1,649          1,649             --

Reduction of interest expense as a result of the
  Europe Sale (ii)..................................      (4,396)        (3,297)        (2,092)
                                                      ----------  -------------  -------------

                                                      $   11,732  $      12,831  $      (2,092)
                                                      ----------  -------------  -------------
                                                      ----------  -------------  -------------

------------------------
     (i) Assumes borrowings are one-month LIBOR-based, which is consistent with the Company's past borrowing practices. Average one-month LIBOR was approximately 5.64%, resulting in pro forma rates of 8.14% (average for tranche A (LIBOR plus 2.25%), tranche B (LIBOR plus 2.50%), and tranche C (LIBOR plus 2.75%)) for the Term Loan Facility and 7.89% (LIBOR plus 2.25%) for the Revolving Facility.

    (ii) Calculated as follows (in thousands):

                                                                                                                 NINE MONTHS
                                                                                                                    ENDED
                                                                FISCAL YEAR ENDED         NINE MONTHS ENDED       JUNE 30,
                                                                SEPTEMBER 30, 1998          JUNE 30, 1998           1999
                                                             ------------------------  ------------------------  -----------
                                                                           PRO FORMA                 PRO FORMA
                                                               AVERAGE     INTEREST      AVERAGE     INTEREST      AVERAGE
                                                   AMOUNT       RATE       REDUCTION      RATE       REDUCTION      RATE
                                                  ---------  -----------  -----------  -----------  -----------  -----------

Term Loan Facility (a)..........................  $  38,213       8.14%    $   3,111        8.14%    $   2,333        7.75%

Revolving Facility (b)..........................     16,287       7.89%        1,285        7.89%          964        7.50%
                                                  ---------               -----------               -----------

                                                  $  54,500                $   4,396                 $   3,297
                                                  ---------               -----------               -----------
                                                  ---------               -----------               -----------


                                                   PRO FORMA
                                                   INTEREST
                                                   REDUCTION
                                                  -----------
Term Loan Facility (a)..........................   $   1,481
Revolving Facility (b)..........................         611
                                                  -----------
                                                   $   2,092
                                                  -----------
                                                  -----------

------------------------
     (a) Amount represents the net amount of proceeds from the Europe Sale used to reduce the Company's indebtedness under the Term Loan Facility as required by the Credit Agreement.

     (b) Amount represents the net amount of proceeds from the Europe Sale remaining after the reduction of the Company's indebtedness under the Term Loan Facility. The pro forma presentation presumes this amount would have been used to reduce average amounts outstanding under the Revolving Facility.

(11) Adjustments to managed care integration costs represent the elimination of the expenses incurred by the Company as a direct result of the Merit acquisition and the Allied acquisition. The Company's management has committed to a plan (the "Integration Plan") to combine and integrate the operations of its behavioral managed healthcare ("Behavioral") business segment, which was formed through acquisitions consummated in fiscal 1996 (Green Spring) and fiscal 1998 (HAI and Merit), and its specialty managed healthcare ("Specialty") business segment, which was formed through acquisitions consummated in fiscal 1997 (Care Management Resources, Inc.) and fiscal 1998 (Allied). The Integration Plan was implemented to eliminate duplicative functions and to standardize business practices and information technology platforms.

     The Integration Plan will result in the elimination of approximately 1,000 positions during fiscal 1998 and fiscal 1999. Approximately 510 employees had been involuntarily terminated pursuant to the Integration Plan as of June 30, 1999. The remaining positions have been or will be eliminated through normal attrition.

     The employee groups of the Behavioral Managed Healthcare segment that are primarily affected include executive management, finance, human resources, information systems and legal personnel at the various corporate headquarters and regional offices and credentialing, claims processing, contracting and marketing personnel at various operating locations.

     The Integration Plan has resulted in the closure and identified closure of approximately 20 leased facilities during fiscal 1998 and fiscal 1999. The Company expects the remaining office closures, if any, to be insignificant.

     The Company recorded approximately $21.3 million of liabilities related to the Integration Plan, of which $12.4 million was recorded as part of the Merit purchase price allocation and $8.9 million was recorded in the statement of operations under "Managed care integration costs" in fiscal 1998. The Company may record adjustments to such liabilities in fiscal 1999 depending upon the Company's ability to sublease closed offices and upon determination of the final amount of the Company's severance obligations.

     The Integration Plan will result in additional incremental costs that must be expensed as incurred in accordance with Emerging Issues Task Force Consensus 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" that are not described above and certain other charges. Other integration costs include, but are not limited to, outside consultants, costs to relocate closed office contents and long-lived asset impairments. Other integration costs are reflected in the statement of operations under "Managed care integration costs."

     During the fiscal year ended September 30, 1998, and the nine months ended June 30, 1999, the Company incurred approximately $8.1 million and $3.3 million of other integration costs, respectively.

(12) Adjustments to gain on Europe Sale and to special charges represent the elimination of non-recurring gains on the Europe Sale and the sale of assets formerly used in the Company's psychiatric hospital provider business, offset primarily by the elimination of Merit's transaction costs related to the Merit acquisition.

(13) Adjustments to provision for income taxes represent the tax expense related to the pro forma adjustments at the Company's historical average statutory income tax rate of 40% and the imputed income tax expense on the pre-acquisition operating results of Allied, which was an S-corporation for income tax purposes and historically did not provide for income taxes prior to its acquisition by the Company.

(14) Adjustments to minority interest and average number of common shares outstanding (basic and diluted) represent the effect of the Green Spring minority stockholder conversion.

(15) Adjustment to average number of common shares outstanding-diluted represents the elimination of common stock equivalents which become anti-dilutive as a result of the pro forma net loss for fiscal 1996, 1997 and 1998 and for the nine months ended June 30, 1998.

                                    EXHIBITS

     2(a)  Letter Agreement dated August 10, 1999 by and among the Company, Charter
           Behavioral Health Systems, LLC, Crescent Real Estate Equities Limited Partnership
           and Crescent Operating, Inc.

    99(a)  Press release dated August 16, 1999.

    99(b)  Press release dated September 14, 1999.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 1999       MAGELLAN HEALTH SERVICES, INC.

                                By:            /s/ JEFFREY T. HUDKINS
                                     -----------------------------------------
                                                 Jeffrey T. Hudkins
                                           Vice President and Controller
                                           (Principal Accounting Officer)